Exhibit 99.1

                                  CERTIFICATION



     The undersigned officer of NYMAGIC, INC., certifies that the accompanying Annual Report on Form 10-K fully complies with the applicable reporting requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of NYMAGIC, INC.


                                     /s/ George R. Trumbull
March 28, 2003                      ---------------------------------
                                         George R. Trumbull
                                         Chairman and Chief Executive Officer